PRICING SUPPLEMENT NO. 67                                       Rule 424(b)(3)
DATED: September 15, 2000                                   File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:             Floating Rate Notes [x]  Book Entry Notes [x]
$300,000,000

Original Issue Date:          Fixed Rate Notes [  ]    Certificated Notes [  ]
9/19/2000

Maturity Date: 9/19/2001      CUSIP#: 073928RR6

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[x]   Federal Funds Rate                 Interest Reset Date(s):  Daily

[  ]  Treasury Rate                      Interest Reset Period:  Daily

[  ]  LIBOR Reuters                      Interest Payment Date(s):  *

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  **               Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): +0.15%

* On the 19th of each December, March, June and at the Maturity Date.

** Federal Funds Effective Rate on September 19, 2000 plus 15 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.